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                                  EXHIBIT 10.5

       Employment Agreement dated September 27, 2002 - Jeffrey A. Paolucci

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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

     This Agreement is made this 15th day of September, 2002, by and between First Reliance Bank (hereinafter referred to as "Employer" or "Company") and Jeffrey A. Paolucci (hereinafter referred to as "Employee").

                               W I T N E S S E T H

     WHEREAS, the parties hereto desire to provide for the Employee's employment by the Employer.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Employment. The Employer agrees to employ the Employee and the Employee agrees to enter into the employ of the Employer on the terms and conditions hereinafter set forth.

     2. Capacity and Duties. The Employee is being hired as a full-time employee of the Employer primarily to perform those duties set forth in the job description of Senior Vice President, Chief Financial Officer, Bank Executive, which is incorporated herein as if fully set forth verbatim in this Agreement, and such duties as assigned by the CEO. However, the Employer and Employee affirm that the Employee's position and duties may change as dictated by the needs of the Employer.

     3. Term. The term of the Employee's employment hereunder shall be for a three year period commencing on the date set forth above, unless such term is terminated earlier by and/or modified pursuant to Paragraph 8 herein. Upon the conclusion of the three-year period, the parties may, but are not required to, extend the Agreement in writing.

     4. Location. The Employee's central office shall be located at 2170 West Palmetto Street, Florence, South Carolina 29501. However, the employee may be required to perform tasks for the Employer at other physical locations as deemed necessary by the Employer.

     5. Compensation. For services rendered by the Employee under this Agreement during the first year, the Employer shall pay the Employee $95,000 per year (hereinafter referred to as "Base Salary"). The Employee shall additionally be entitled to the following benefits:

               . Moving expenses incurred in relocating once from Chapin, South Carolina to Florence, South Carolina up to $2,500.00 upon presentation of proper receipts.

               .    A signing bonus in the amount of $9,500.00.

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               .    Reimbursement for Employee's monthly dues at the Florence
                    Country club.

               . Benefits including health insurance, dental insurance, life insurance and disability insurance as set forth in the Plan documents outlining the Employee Benefit Plan.* . An annual bonus in an amount to be determined by the Employer.

*Any questions concerning coverage may be directed to the manger of human resources.

     6. Deductions. Employee agrees and acknowledges that the Base Salary provided for herein is subject to withholding and other taxes.

     7. Vacation and Sick Leave. After an initial 90 days of employment, the Employee shall be entitled to three weeks of paid vacation for the first year. The Employee shall be entitled to three weeks paid vacation in each year thereafter. The Employee shall additionally be entitled paid holidays in accordance with the Employer's Policies and Procedures as outlined in the Employers' Employee Handbook. The Employee shall be entitled to sick days in accordance with the Employer's Policies and Procedures as outlined in the Employer's handbook.

     8. Termination. Notwithstanding Section 3 hereof, the term of the Employee's employment hereunder shall terminate on the earlier of the termination date provided for under Section 3 or under any of the paragraphs of this Section 8 hereof.

       (a) Death. In the event of the Employee's death, the Employee's employment shall terminate automatically, effective as of the date of death, and the Employer shall pay to the Employee's estate the Base Salary which would otherwise be paid to the Employee pursuant to the salary provisions of this Agreement up to the end of the month in which his death occurs.

       (b) Disability. If the Employee, due to physical or mental illness, shall be unable to perform substantially all of his duties for a continuous period of three (3) months, either the Employee or the Employer may by notice terminate the Employee's employment under this Agreement effective as of a date thirty (30) days after the date such notice is given.

       (c) Change in Control. In the event that a merger, consolidation, exchange, acquisition, any change in control as defined by the Banking Control Act, or change in beneficial ownership as evidenced by an individual or entity holding 50% or more of the combined voting power, occurs within three years from the effective date of the Agreement and the Employee's employment with the Employer has not been terminated pursuant to Paragraphs 8(a)(b)(d)or (e):

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                     (i) the Agreement shall be renewed by the Employer's
                     successor for an additional three year period effective on the date of the change in control, subject to the terms and provisions set forth herein effective, or

                     (ii) the Employer may terminate the Employee, effective on the date of the change in control, and pay the Employee his most recent Base Salary along with the Benefits and Bonus to which the Employee would otherwise be entitled for a three year period beginning on the date of the change in control.

       (d) By The Employer For Cause. The Employee's employment may be terminated effective immediately by the Employer for "cause" by notice of termination to the Employee. "Cause" for such termination shall include, but not be limited to, the following:

              i) Commission by the Employee of any fraud, misappropriation, embezzlement or other dishonest act that may reasonably be expected to have injurious effect on the Employer;

              ii) The failure and/or refusal of the Employee to perform any duties reasonably required of him, which is intended to injure and/or injures the reputation, business or business relationships of the Employer after written notification by the Employer of such failure or refusal and the failure of the Employee within thirty (30) business days of such notification to correct such failure or refusal (other than failure by reason of incapacity due to physical or mental illness);

              iii) Conviction of a crime involving dishonest or fraudulent conduct; or

              iv) Willful breach by the Employee of any of the covenants contained in this Agreement.

       (e) By the Employee or the Employer. During the term of this Agreement, either the Employee or the Employer may terminate the Agreement, for any or no reason, upon two weeks written notice to the other party. Employee shall be paid his Base Salary during the designated notice period, whether or not the Employer requires the Employee to work during the entire period and without regard to which party terminated the Agreement. Both the Employee and Employer agree that payment of this salary shall constitute an

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              agreed-upon termination and severance payment and that, based on the nature of Employee's duties, the notice period is reasonable and will provide for a proper and orderly transition of Employee's management responsibilities.

       (f). Compensation Upon Termination. Except as provided in paragraphs 8(a) and 8(c) hereof, all compensation shall cease immediately on termination of the Employee's employment hereunder.

       (g). Reimbursement Upon Termination. Both the Employee and Employer agree that if the employment relationship is terminated pursuant to paragraphs 8(a)(b) or (d) prior to the conclusion of the three year term set forth in paragraph 3, the Employee shall be required to reimburse the Employer for the signing bonus set forth in paragraph 5 as follows:

                     (i) if the employment relationship is terminated by either party within the first year, the Employee shall be required to reimburse the Employer in the amount of $6,333.33.

                     (ii) if the employment relationship is terminated by either party during the second year, the Employee shall be required to reimburse the Employer in the amount of $3,166.66.

                     (iii) if the employment relationship is terminated between the second and third years, the Employee will be required to reimburse the Employer for a pro-rata share of the remaining $3,166.66.

     9. Assignment. This Agreement is personal and shall in no way be subject to assignment by the Employee. It shall be binding upon and shall inure to the benefit of the Employer and its successors and assigns, and its economic rights and benefits shall inure to the benefit of the Employee or his heirs or duly constituted legal representatives subject to Paragraph 17.

     10. Solicitations/Non-raid. Employee agrees for a period of one (1) year after the termination or cessation of employment for any reason, he shall not directly or indirectly as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, consultant, lender, or in any other capacity whatsoever engage in the following activity or activities:

       (a) Solicit Employees. The Employee shall not recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company. The restrictions set forth in this section shall apply to any geographic area, market, or territory

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              covered by the Employee where the Company is actively conducting business or attempting to conduct business by engaging in activities such as contacting, serving, soliciting, selling, or marketing to customers, suppliers, or creditors.

       (b) Solicit Customers. The Employee shall not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the Company's clients, customers or accounts which the Company conducted business with and the Employee personally dealt with during his employment with the Company. The restrictions set forth in this section shall apply to any geographic area, market, or territory covered by the Employee where the Company is actively conducting business or attempting to conduct business by engaging in activities such as contacting, serving, soliciting, selling, or marketing to customers, suppliers, or creditors.

       (c) Solicit Potential Customers. The Employee shall not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the Company's prospective clients, customers or accounts, which the Employee personally had dealt with, contacted, solicited, or served, for the purpose of obtaining business for the Company, while he was employed with the Company. The restrictions set forth in this section shall apply to any geographic area, market, or territory covered by the Employee where the Company is actively conducting business or attempting to conduct business by engaging in activities such as contacting, serving, soliciting, selling, or marketing to customers, suppliers, or creditors.

     11. Disclosure of Financial Information. Employer recognizes Employee's need for access to financial data and other related financial information. Employer will provide any necessary financial, statistical, or other related information to the Employee within a reasonable period of time. Employee will treat financial and other information related to Employer as confidential.

     12. Severability. The parties agree that the Company can choose to enforce the foregoing provisions (just as with all the provisions, sections, paragraphs, and sentences of this Agreement) while enforcing or not enforcing any other provision, section, paragraph, or sentence of this Agreement. Similarly, a court can interpret or reform the foregoing provision (just as with all the provisions, sections, paragraphs, and sentences of the Agreement) to make it legally enforceable. Alternatively, a court can enforce or refuse to enforce the foregoing provision (just as with all the provisions, sections, paragraphs, and sentences of this Agreement) without affecting the legality or validity of the remainder of the Agreement.

     13. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent

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jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     14. Notices. All notices and communications required or permitted to be given hereunder shall be given by delivering the same in hand or by mailing the same by certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent to the Employee at an address which is to be provided by him to the Director of Human Resources, and which initially shall be:

         Jeffrey A. Paolucci
         612 Harborview Point
         Chapin, South Carolina 29036

         If to the Employer:

         F.R (Rick) Saunders, Jr.
         First Reliance Bank
         2710 West Palmetto Street
         Florence, South Carolina 29501

or such other address as either party shall have furnished to the other by like notice. Notices shall be effective as of the date of such delivery or mailing.

     15. Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the parties in relation to the subject matter hereof. There are no promises, representations, conditions, provisions, or terms related thereto other than those set forth herein. This Agreement supersedes all previous understandings, agreements, and representations between the Employer and the Employee regarding the Employee's employment by the Employer, written or oral. The Employer and the Employee further agree that any modification to the Agreement must be in writing and signed by the Employer.

     16. Governing Law. This contract shall be construed under and be governed in all respects by the laws of the State of South Carolina.

     17. Enforcement. In the event that a dispute arises between the Employer and the Employee, the parties agree that each party shall be responsible for any attorney's fees incurred in enforcing this Agreement. In the event there is a change in control pursuant to paragraph 8(c), and a dispute arises between the Employee and the Employer's successor, the losing party shall be responsible for any attorney's fees incurred in enforcing the Agreement.

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     18. Drafting. Employer and Employee affirm that this Agreement is a result of negotiations between the Employer and the Employee and neither party shall be construed as the drafter.

     19. Waiver; Amendment. No waiver in any instance by any party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be modified except in writing signed by the party to be charged.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date forth above written.

                                              FIRST RELIANCE BANK


                                       By:    /s/ F. R. Saunders, Jr.
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                                       Title: President and CEO


                                              JEFFREY A. PAOLUCCI, EMPLOYEE


                                              /s/ Jeffrey A. Paolucci
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                                              Social Security Number:
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